EXHIBIT 11

EAGLE FINANCIAL SERVICES, INC. AND SUBSIDIARY

Computations of Weighted Average Shares Outstanding and Earnings Per Share (Shares Outstanding End of Month)

                     Three Months Ended                    Nine Months Ended
                        September 30,                        September 30,
                  2000              1999               2000              1999
              ------------      ------------       ------------      ------------
JAN                    ---               ---          1,432,797         1,418,341
FEB                    ---               ---          1,435,016         1,420,287
MAR                    ---               ---          1,435,016         1,420,287
APR                    ---               ---          1,435,013         1,420,287
MAY                    ---               ---          1,437,283         1,422,201
JUN                    ---               ---          1,438,635         1,422,201
JUL              1,438,633         1,422,201          1,438,633         1,422 201
AUG              1,442,099         1,424,326          1,442,099         1,422,326
SEP              1,442,098         1,424,326          1,442,098         1,424,326
OCT                    ---               ---                ---               ---
NOV                    ---               ---                ---               ---
DEC                    ---               ---                ---               ---
              ------------      ------------       ------------      ------------
                 4,322,830         4,270,853         12,936,590        12,794,457
                         3                 3                  9                 9
------------  ------------      ------------       ------------      ------------
Weighted
Average
Shares
Outstanding      1,440,943         1,423,618          1,437,399         1,421,606
------------  ------------      ------------       ------------      ------------
Net Income    $    503,394      $    455,346      $   1,508,874      $  1,258,558
------------  ------------      ------------       ------------      ------------
Earnings Per
Share, Basic
and Diluted   $       0.35      $       0.32      $        1.05      $       0.89
------------  ------------      ------------       ------------      ------------

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